Exhibit 10.50
                                                                   -------------



                                              November 17, 2005


Marijn E. Dekkers
President and CEO
Thermo Electron Corporation
81 Wyman Street
Waltham, MA 02454

Dear Marijn:

     This letter confirms our agreement as to the following:

     That, in order to comply with the proposed regulations issued by the Internal Revenue Service and the Treasury Department under Section 409A of the Internal Revenue Code, notwithstanding any provision to the contrary in your Amended & Restated Employment Agreement (the "Agreement"), in the event of your Termination due to Disability, Termination for Cause, Termination without Cause or for Good Reason, or Termination upon expiration of the Term, all payments owing to you under the Agreement by the Company shall be made to you by the Company in a lump sum within thirty days of such Termination.


                                              Very truly yours,



                                              /s/ Elaine S. Ullian
                                              ----------------------------
                                              Elaine S. Ullian
                                              Chair
                                              Thermo Electron Corporation
                                              Compensation Committee


ACCEPTED AND AGREED:

By:   /s/ Marijn E. Dekkers
      -----------------------------
      Marijn E. Dekkers